EXHIBIT 10.19

AMENDMENT TO CREDIT AND SECURITY AGREEMENTS AND PROMISSORY NOTE
BETWEEN PETROHUNTER ENERGY CORPORATION AND GLOBAL PROJECT FINANCE AG
DATED MARCH 5, 2010

AMENDMENT TO CREDIT AND SECURITY AGREEMENTS
AND PROMISSORY NOTE

THIS AMENDMENT (this “Amendment”) is made as of March 5, 2010, between PetroHunter Energy Corporation, a Maryland corporation (the “Company”), and Global Project Finance AG (the “Lender”).

W I T N E S S E T H:

WHEREAS, the Company and the Lender entered into those certain Credit and Security Agreements dated January 9, 2007 and May 21, 2007 (the “Agreements”), pursuant to which the Company issued to the Lender, among other things, secured promissory notes; and

WHEREAS, the Company delivered a promissory note dated October 10, 2007 to the Lender in the principal amount of $850,000 (the “Note”), which Note is currently due and owing; and

WHEREAS, the Agreements contain various affirmative covenants that require the Company to provide financial and other information to the Lender, as well as negative covenants that prohibit the Company from taking certain types of action; and

WHEREAS, the Company and the Lender entered into a Waiver and Consent dated December 31, 2008, pursuant to which the Lender agreed to waive and release the Company from any and all payments, liabilities and obligations (collectively, the “Obligations”) of any nature which the Company currently owes or might owe in the future to the Lender pursuant to the Agreements for all periods through January 1, 2010, regardless of the date on which such obligation was owed or due; and

WHEREAS, the Company and the Lender desire to extend the maturity dates of the Agreements with respect to the amounts owed thereunder and the Note and amend other terms of the Agreements;

NOW, THEREFORE, in consideration of the agreements, provisions and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned agrees as follows:

1. For all periods through December 31, 2014, the Lender agrees to waive and release the Company from any and all payments, liabilities and Obligations of any nature which the Company currently owes or might owe in the future to the Lender pursuant to the Agreements and the Note, regardless of the date on which such obligation was owed or due.

2. The Company shall issue 5,000,000 restricted shares of its common stock in consideration for Lender’s agreement contained in paragraph 1 above.

3. Commencing December 31, 2014 and continuing thereafter, the Company’s Obligations that were deferred by this Amendment for all periods prior to such date shall be due and owing to Lender, and the Obligations, as well as the Lender’s rights, shall resume under the Agreements and the Note.

4. The Lender agrees to the transfer of the 25% interest in the Beetaloo Basin Permits held by the Company’s subsidiary, Sweetpea Petroleum Pty Ltd. (“Sweetpea”), to Falcon Oil & Gas Australia Pty Ltd (“Falcon Australia”) in exchange for an initial 25% ownership in Falcon Australia and waives such transfer as a breach under the Agreements.  Sweetpea will own the Falcon Australia shares to be received.

5. The Company confirms that the Lender and the holders of convertible debentures issued in November 2007 in the aggregate principal amount of $6,956,387 (the “Renn Capital investors”) share a first priority lien on the Company’s Sweetpea shares on a pari passu basis, The Company shall issue separate convertible promissory notes in the aggregate principal amount of $6,500,000, in the form attached hereto as Exhibit A, made payable as designated by Lender and reflecting the terms of this Amendment, the repayment of which is secured by this security interest.

6. Interest that has accrued on the entire amount loaned under the Agreements and the Note through the date of this Amendment (March 5, 2010) (the “Accrued Interest”) shall be paid through the issuance of restricted shares of the Company’s common stock, the amount of which shall be calculated by dividing the Accrued Interest by $0.125, as full and complete payment of the Accrued Interest.  The calculation is attached hereto as Exhibit B.

7. From and after the date of this Amendment, interest shall accrue on the principal amounts owed to the Lender under the Agreements and the Note at the rate of 8.5% per annum and shall be paid at maturity.

8. From the date of this Amendment through December 31, 2011, $6,500,000 of the principal amount owed under the Agreements and the Note may be converted into shares of the Company’s common stock at a price of $0.125 per share.  From January 1, 2012 through December 31, 2014, this conversion price shall be reduced to $0.10 per share.

9.  Warrants GPF-002 and GPF-003 granting the Lender the right to purchase a total of 1,300,000 shares at $2.10 per share, which were issued in connection with advances totaling $6,500,000 under the Agreements, shall be cancelled.  A new warrant evidencing the right to purchase 1,300,000 shares of the Company’s common stock at a price of $0.175 per share through December 31, 2011 and $0.12 through December 31, 2014 shall be issued to the Lender.

10. Beginning March 31, 2010, the Company shall pay the Lender $25,000 per quarter to the extent the Company has funds available to do so.  Such payments shall be credited to advance fees owed by the Company to the Lender in the amount of $796,000.

11. If the Company (through Sweetpea) should receive proceeds from an initial public offering of Sweetpea or from the sale of Sweetpea’s shares of Falcon Australia, the Lender shall be entitled to request that 25% of such net proceeds be used to repay the indebtedness owed to Lender.

12. If the Company should fail to enter into agreements by March 31, 2010 with the Renn Capital investors to extend the maturity date of the debt owed to them by the Company to December 31, 2014, this Amendment, with the exception of paragraphs 5 and 6 hereof, may be cancelled prospectively at the option of the Lender.

13. If the Company (a) applies for or consents to the appointment of, or if there shall be a taking of possession by, a receiver, custodian, trustee or liquidator for the Company or any of its property; (b) makes a general assignment for the benefit of creditors; (c) files or is served with any petition for relief under the Bankruptcy Code or any similar federal or state statute; or (d) has any judgment entered against it in excess of $2,000,000 in any one instance, then the Lender shall have the right to accelerate the maturity date of the Agreements and the Note, notwithstanding the provisions of paragraph 1 above.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the undersigned as of the date first above written.

“Company” PETROHUNTER ENERGY CORPORATION	“Lender” GLOBAL PROJECT FINANCE AG
By: /s/ Martin Oring Name: Martin Oring Title: CEO / President	By: /s/ Christian Russenberger Name: Christian Russenberger Title: Director